Exhibit 99.1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X LIN TV Corp. 01NWSB 0 1 D V + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Special Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR Proposal 1. For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of February 12, 2013, by and between LIN TV Corp. and LIN Media LLC (as it may be amended from time to time, the “merger agreement”), and to approve the transactions contemplated by the merger agreement, including the merger, on the terms set forth in the merger agreement. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. IMPORTANT SPECIAL MEETING INFORMATION MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMM 1 6 6 2 4 0 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . Notice of Special Meeting of Stockholders One West Exchange Street, Suite 5A Providence, RI 02906 Proxy Solicited by Board of Directors of Lin TV Corp for Special Meeting – [xxxx], 2013 Scott M. Blumenthal, Denise M. Parent and Richard J. Schmaeling, or any of them, each with the power of substitution, are hereby authorized to represent and vote all of the shares of common stock the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of LIN TV Corp. to be held at [xxxxxxxx], on [xxxxxxxx], 2013 at [xxxxxxxx] am, local time, or any adjournment(s) or postponement(s) thereof. Shares represented by this proxy will be voted by the stockholder as directed. If no such directions are indicated, the shares represented by this Proxy will be voted “FOR” Proposal 1. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy — LIN TV Corp.